SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

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                             CONRAIL INC.
           NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER

                    NORFOLK SOUTHERN CORPORATION

       (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN
        THE REGISTRANT)

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                       TO CONRAIL SHAREHOLDERS:

                         NORFOLK SOUTHERN'S
                     NEW $110, ALL CASH OFFER IS
                      SUPERIOR IN EVERY RESPECT

       COMPARE IT TO CSX'S FRONT-END LOADED, "CRAM DOWN" OFFER

  NORFOLK SOUTHERN'S SUPERIOR OFFER       CSX'S INFERIOR "CRAM DOWN" OFFER
  $110 per share.                         $93.28 blended value per share.*

  $9.9 billion in consideration to        $8.4 billion in consideration for
  Conrail shareholders ($1.5 billion      Conrail shareholders.*
  more than CSX's proposal).

  100% cash.                              60% stock/40% cash.

  Up to 100% of the shares can be         Only 40% of the shares can be
  purchased through a voting trust        purchased through a voting trust
  mechanism in the near term.             mechanism in the near term.

  No continued equity risk.               The value of the back-end stock will
                                          fluctuate with price of CSX stock,
                                          and there is no downside protection.

  Consistent with the purpose that        Exactly the kind of two-tiered,
  the Pennsylvania Fair Value             coercive offer that the
  Statute was intended to achieve.        Pennsylvania Fair Value Statute was
                                          intended to address.

  Norfolk Southern assumes                Conrail shareholders assume
  regulatory risk.                        regulatory risk with respect to the
                                          back-end CSX shares -- 60% of CSX's
                                          consideration.

  MAXIMIZES SHAREHOLDER VALUE.            DOES NOT MAXIMIZE SHAREHOLDER VALUE.

   *Based on the closing sale price of CSX common stock on November 7, 1996

HERE'S HOW YOU CAN HELP YOURSELF AND PROTECT YOUR CONRAIL INVESTMENT:

(X) Tender into Norfolk Southern's superior offer. Don't tender into CSX's "cram down" offer.
(X) Vote NO on Norfolk Southern's GOLD proxy card on Conrail's proposals to "opt out" of Pennsylvania's Fair Value Statute and to adjourn the special meeting.
(X)  Ask the Conrail Board why:
-- It doesn't take actions to remove its own roadblocks to the Norfolk
   Southern offer.
-- It is trying to force the inferior CSX deal on Conrail's
   shareholders.
-- It isn't pursuing a course that takes into account the best interests of Conrail's shareholders.

[Graphic:  Box with checkmark above the words "VOTE NO"]

                        [Norfolk Southern Logo]

November 11, 1996 Important: If you have any questions, please call our solicitor, Georgeson & Company Inc. toll free at 1 800-223-2064. Banks and brokers call 212-440-9800.